November 15, 2010                      Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                       (301) 429-4638
Washington, DC

RADIO ONE, INC. ANNOUNCES REDUCTION IN MINIMUM TENDER CONDITION AND LENDER CONSENT TO CREDIT AGREEMENT AMENDMENT

WASHINGTON, Nov. 15, 2010 /PRNewswire via COMTEX/ -- Radio One, Inc. (the "Company" or "Radio One") (Nasdaq: ROIAK and ROIA) today announced that it has amended certain of the terms of its pending exchange offer (the "Amended Exchange Offer") relating to its 8 7/8% Senior Subordinated Notes due 2011 (the "2011 Notes") and its 6 3/8% Senior Subordinated Notes due 2013 (the "2013 Notes" and together with the 2011 Notes, the "Existing Notes") to reduce the minimum tender condition relating to its 2011 Notes to provide that a minimum of 90% in aggregate principal amount outstanding of the 2011 Notes be validly tendered and not withdrawn. The other minimum tender condition that at least 95% of the combined aggregate principal amount outstanding of the 2011 Notes and the 2013 Notes be validly tendered and not withdrawn remains unchanged. The Company has obtained the required consent under the Support Agreement between it and certain holders of its Existing Notes to reduce the minimum tender condition relating to the tender of the 2011 Notes.

Except as set forth herein, the terms of the Amended Exchange Offer remain the same as set forth in the Amended and Restated Exchange Offer and Consent Solicitation Statement and Offering Memorandum, dated as of November 5, 2010 (the "Amended Offering Memorandum"), previously distributed to eligible holders.

The Company also announced that financial institutions holding the majority of outstanding loans and commitments under its senior secured credit facility (the "Credit Facility") have approved the proposed amendment to the Credit Facility (the "Credit Facility Amendment"). The effectiveness of the Credit Facility Amendment is conditioned on the completion of the Amended Exchange Offer. The Company does not believe reducing the minimum tender condition as set forth herein will adversely affect its ability to satisfy the conditions for the effectiveness of the Credit Facility Amendment.

The completion of the Amended Exchange Offer is subject to a number of conditions (the "Offer Conditions") in addition to the minimum tender conditions, as set forth in the Amended Offering Memorandum.

The Amended Exchange Offer is only made, and copies of the offering documents will only be made available, to holders of Existing Notes that have certified certain matters to the Company, including their status as a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act or as a "non-U.S. Person" within the meaning of the Securities Act (together, "eligible holders"). BNY Mellon Shareowner Services is acting as exchange agent and information agent and may be contacted at (800) 777-3674 or (201) 680-6579.

The Amended Exchange Offer will expire at 5:00 p.m., New York City time, on November 19, 2010, unless extended by the Company, which time is the "Expiration Time." The "Settlement Date" will be a date promptly following the Expiration Time, assuming the Offer Conditions continue to be satisfied or waived.

The new securities issued pursuant to the Amended Exchange Offer have not been registered under the Securities Act or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The offer is being made only pursuant to an offering memorandum and related offering materials and only to such persons and in such jurisdictions as is permitted under applicable law.

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Cautionary Information Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements represent management's current expectations and are based upon information available to the Company at the time of this press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in the Company's reports on Forms 10-K/A, 10-Q/A and 10-Q and other filings with the SEC.

Radio One, Inc. (http://www.radio-one.com/) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation’s largest radio broadcasting companies, currently owning 53 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother’s “Spirit” program, Bishop T.D. Jakes’ “Empowering Moments”, the Reverend Al Sharpton Show, and the Warren Ballentine Show. The Company also owns a controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful, Community Connect Inc. (http://www.communityconnect.com/), an online social networking company, which operates a number of branded websites, including BlackPlanet, MiGente, and Asian Avenue and an interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

SOURCE Radio One, Inc.

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